As filed with the Securities and Exchange Commission on	Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  S-1
REGISTRATION STATEMENT UNDER
  THE SECURITIES ACT OF 1933
KLEIN RETAIL CENTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	6552	30–0513839
State or other jurisdiction of	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

89 West Chicago Street
Coldwater, Michigan 49036
517/278-3050
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Kenneth S. Klein
89 West Chicago Street
Coldwater, Michigan 49036
517/278-3050
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copy to
Lee W. Cassidy, Esq.
Cassidy & Associates
1504 R Street N.W.
Washington, D.C. 20009

Approximate Date of Commencement
of proposed sale to the public:	As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under  the  Securities  Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under  the  Securities  Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)

Common Stock	3,000,000 shares	$5.00	$15,000,000	$589.50

Common Stock held by Selling Shareholders	910,430 shares	$5.00	$4,552,150	$178.89

Total	3,910,430 shares	$5.00	$19,552,150	$768.39

(1)
There is no current market for the securities and the price at which the shares are being offered has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement covers the registration of (i) up to 3,000,000 shares of the Company’s common stock at an offering price of $5.00 per share and (ii) 910,430 shares of common stock offered by the holders thereof (the “Selling Shareholders’ Shares”) at a price of $5.00 per share until such time as the Company's shares are quoted on the OTC Bulletin Board after which such selling shareholders may sell their shares at prevailing market or privately negotiated prices.

Following the prospectus contained in this registration statement are certain pages of a prospectus relating solely to the offer and sale of the shares to be sold by the selling shareholders which pages are marked the "Alternate" pages. These pages include alternate front, cover page, table of contents page, a risk factor section, the summary of offering, plan of distribution, and sections entitled "Concurrent Sales," and "Selling Shareholders" to be included in the prospectus delivered by selling shareholders in connection with the offer and sale by them of their shares.

PROSPECTUS	Subject to Completion, Dated ______ , 2009

The information contained in this prospectus is not complete and may be changed.  These shares may not be sold until a registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

KLEIN RETAIL CENTERS, INC.

3,000,000 shares of common stock at $5.00 per share

This prospectus relates to the offer and sale of 3,000,000 shares of common stock (the “Shares”) of Klein Retail Centers, Inc.  (the “Company”) , $.0001 par value per share, to be offered from time to time by the Company at an offering price of $5.00 per share.

The Company is offering its shares on a “best efforts” basis which means that there is no minimum threshold of sales that must be met before the offering can close.  There is no escrow or trust account in which subscriber funds will be held for any period of time.  The proceeds from the sale of the Shares will become immediately available for use by the Company.
The offering will terminate 24 months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

The registration statement of which this prospectus is a part also relates 910,430 shares of outstanding common stock of the Company to be sold by the holders thereof (the “Selling Shareholders’ Shares”).  All costs incurred in the registration of the shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.  The offering price for the Company Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

 The shares offered by the Company and the shares offered by the selling shareholders will each become tradeable on the effective date of the registration statement of which this prospectus is a part.  Sales by selling shareholders, or even the potential of such sales, may have an adverse effect on the market prices of the shares offered by the Company.  The selling shareholders will receive the proceeds from the sale of their shares and the Company will not receive any of the proceeds from such sales.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk.  See “Risk Factors” contained in this prospectus beginning on page 5.

Klein Retail Centers, Inc.
89 West Chicago Street
Coldwater, Michigan 49036
     517/278-3050

 Prospectus dated __________________, 2009

TABLE OF CONTENTS

Prospectus Summary	3
Risk Factors	4
The Company has no independent operating history and as such an investor cannot assess the Company’s profitability or performance but must rely on the history of its president.	4
A major setback to the Walmart Corporation and its operations of current stores and development of future stores would impact the future success of the Company.	5
Changes in lending patterns may impact the Company's ability to obtain purchase or construction loans.	5
There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.	5
The Company depends on its president to manage its business effectively.	5
The Company’s founder beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.	6
The Company does not intend to pay dividends to its stockholders so investors will not receive any return on investment in the Company prior to selling their interest in it.	6
The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.	6
Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified directors.	6
If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.	7
The Company's results of operations and financial condition are greatly affected by the performance of the discount retail store market.	7
The potential of higher gasoline prices may directly affect the number of customers driving to a Walmart Supercenter and may reduce the number of customers at the Company's adjoining leased retail stores.	7
Worsening economic conditions may increase number of customers at discount stores.	7

Forward-Looking Statement	7
Determination of Offering Price	8
Use of Proceeds	8
Dividend Policy	8
Dilution	8
Concurrent Sales by Selling Shareholders	9
Plan of Distribution	9
The Company	10
Plan of Operations	16
Management's Discussion and Analysis of Financial Condition and Results of Operations	20
Management	21
Executive Compensation	22
Security Ownership of Certain Beneficial Owners and Management	22
Certain Relationships and Related Transactions	22
Shares Eligible for Future Sales	23
Description of Securities	23
Interest of Named Experts and Counsel	25
Experts	25
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	25
Financial Statements	F-1

Part II
Exhibits
Signatures

Until _______________,  all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision.  A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

The Company was incorporated in Delaware on March 28, 2008, to continue and expand on the business started and developed by its president to purchase from Walmart Supercenters, Inc. or others, real property next to and/or adjoining operating or in-development Walmart Supercenters and to develop the properties for lease to certain chain and local stores that complement and are compatible with the Walmart Supercenters. Such an adjacent property is known in the industry as a shadow retail center, in this case shadowed to a Walmart Supercenter. The Company or its affiliates will purchase, develop, lease and manage the shadow retail centers.

The Company, through its subsidiaries, is the owner of the retail centers adjoining nine Walmart Supercenters located in the Midwest and Southern United States.  The Company's president, who is also the major shareholder of the Company, has developed over 70 such retail centers adjoining Walmart Supercenters in 26 states since 1999.

Trading Market

Currently, there is no trading market for the securities of the Company.  The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board.  There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.  See “RISK FACTORS—Absence of Trading Markets” and “DESCRIPTION OF SECURITIES—Admission to Quotation on OTC Bulletin Board”.

The Offering

The Company is offering up to 3,000,000 shares of its common stock for sale at a price of $5.00 per share.  The Company is offering its shares on a “best efforts” basis and there is no minimum threshold of sales that must be met before the offering can close.  There is no escrow or trust account in which subscriber funds will be held for any period of time.  Proceeds received from the sale of the Shares will be immediately available for use by the Company.  The offering will terminate 24 months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

Common stock outstanding before the offering	8,060,430 (1)

Common Stock offered by the Company	3,000,000

Offering Price	$5.00 per share

Proceeds to the Company	$15,000,000 (2) (3)

(1)	Based on number of shares outstanding as of January 31, 2009.

(2)	Assuming the sale of all 3,000,000 shares offered by the Company.

(3)
The Company will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares.  The Company will also attempt to locate broker-dealers or selling agents to participate in the sale of the Shares.  In such cases, the Company will pay customary selling commissions and expenses (estimated to be 12-13%) of such sales which would reduce the proceeds to the Company.

Summary Financial Information

The following summary financial data should be read in conjunction with additional discussions of the financial status of the Company and the Financial Statements and Notes thereto included elsewhere in this prospectus. The following information is derived from the audited financial statements.

Balance Sheet

December 31, 2008

Cash	$236,574
Other	338,362

Property Inventories	14,073,561

Total Assets	14,648,497

Current Liabilities	297,777
Long Term Liabilities	15,510,000

Total Liabilities	15,807,777

Total Stockholders’ Equity	(1,159,280)

Statement of Operations

Operating Expenses	(4,092,970)
Loss from Operations	(2,494,209)

Net Loss	(2,494,209)

Revenue	1,598,761

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of any Shares.  If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the common stock.  The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

The Company has no independent operating history and as such an investor cannot assess the Company’s profitability or performance but must rely on the history of its president.

The Company owns nine shadow retail centers and receives income from those properties, but it has no established operating history and it is therefore not possible for an investor to assess the prior performance of the Company nor can an investor determine whether the Company will meet its projected business plan.  An investor will be required to make an investment decision based solely on the Company’s management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in retail land development and management.  However, the Company has been formed to continue the business established and operated by its president since 1996.  The Company's president has been successful in purchasing, developing and leasing retail centers in the past but there is no assurance that such success will transfer to the operations of the Company.

A major setback to the Walmart Corporation and its operations of current stores and development of future stores would impact the future success of the Company.

The shadow retail centers are primarily dependent on the Walmart Supercenters to attract customers to the location.  If the Walmart Corporation incurred a significant setback to its operations resulting in a reduction in the number of customers going to a Walmart Supercenter location, the retail stores  next to or adjoining that Walmart Supercenter may also experience a reduction in customers and a resulting reduction in revenues which could then result in a failure to renew or to breach a lease agreement.  Such an event could cause the Company to experience a downturn in revenue.  Similarly, a significant setback to the operations of Walmart could result in the reduction in the development of new stores.  If both such events—a reduction in customers of the Walmart Supercenters and a reduction in the development of new Walmart Supercenters –occurred simultaneously, then the Company would likely experience a significant decrease in revenue from operating developed retail properties and a diminution of the development of new retail properties.

Changes in lending patterns may impact the Company's ability to obtain purchase or construction loans.

In response to the recent economic turmoil experienced in the United States financial institutions, particularly those involved with real estate and real estate loans, the United States Congress enacted legislation to assist financial and insurance institutions with their large inventory of defaulted mortgage loans.  As part of this legislation, regulations may be placed on future lending practices including the availability of interest-only and/or adjustable-rate mortgages.  Management has typically sought interest-only mortgages for use in purchasing and constructing its retail centers and such new regulations may preclude the availability of these types of mortgages.  In such case, the Company will seek more conventional mortgage financing.  It is impossible to predict the extent of these regulations or the impact of them on the availability of mortgage financing, whether through conventional or other types of mortgages,  but the Company believes that it has a solid and strong financial base with excellent credit and that it will be able to obtain both purchase and construction mortgages.  If required to use conventional mortgage financing rather than interest-only financing, the Company anticipates that this would somewhat lower its cash flow from its retail centers, but would not be a significant detriment to the operations or profitability of the Company.

There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering by the selling shareholders.  The Company intends to apply for quotation of its common stock on the OTC Bulletin Board.  However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the Bulletin Board or other exchange. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors may have difficulty selling their common stock should they desire to do so.  If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Market, Inc.,  an Internet-based, real-time quotation service for over-the-counter securities.

The Company depends on its president to manage its business effectively.

The Company's future success is dependent in large part upon its ability to attract and retain highly skilled managerial and sales and marketing personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on Kenneth S. Klein, its president and founder, to provide the necessary experience, reputation and background to execute the Company's business plan.  The loss of his services could impede, particularly initially as the Company builds a record and reputation of its own, its ability to enter into agreements with the Walmart Corporation and develop the adjoining land.  Such a loss would negatively impact the Company's profitability.

The Company’s founder beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.

Kenneth S. Klein, the founder and president of the Company, directly owns 1,000,000 shares of the Company’s outstanding shares and may be deemed the beneficial owner of the 6,000,000 shares owned by Klein Portfolio Investors,
LLC and Klein Portfolio Investors II, LLC, the 50,000 shares owned by Klein Family Investments LLC and the 50,000 shares owned by The Klein Group LLC or approximately 88% (7,100,000 shares) of the Company’s outstanding common stock. As such, he is able to control matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent shareholders from realizing a premium over the market price for their shares of common stock.   Other Klein family members own 75,000 shares of the Company's outstanding shares although Kenneth Klein is not the beneficial owner of such shares and does not have voting or disposition control of such shares.

The Company does not intend to pay dividends to its stockholders so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development.  Therefore, investors should not expect the Company to pay dividends in the foreseeable future.  As a result, investors will not receive any return on their investment prior to selling their shares in the Company, if and when a market for such shares develops.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Company’s common stock commences trading the price of its common stock may be below $5.00 per share.  If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified directors.

As a public company, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on the Company's personnel, systems and resources.

These laws require, among other things, that the Company maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.

The Company intends to purchase properties utilizing cash and a mortgage secured by each property.  The Company will develop the land and lease it to certain retail stores.  The Company anticipates that the rental received from the leased properties will be sufficient to meet the mortgage payments and generate profits.  Any reduction in the amount of rental income received would impact directly on the profit received by the Company and the Company might be forced to abandon some of its activities, including additional retail land development.  If, for whatever reason, the rents received by the Company were insufficient to meet the mortgage payment for any significant period of time, the Company could possibly be forced to liquidate a substantial portion of its asset holdings at unfavorable prices or possibly even default on loans.

The Company's results of operations and financial condition are greatly affected by the performance of the discount retail store market.

The Company's retail land development activities are subject to numerous factors beyond its control, including local real estate market conditions, substantial existing and potential competition, general national, regional and local economic conditions, fluctuations in interest rates and mortgage availability and changes in demographic and environmental conditions.  The Company's retail operations are specific to the development and leasing of land adjoining or adjacent to a Walmart Supercenter. The Walmart Supercenter is marketed as a large discount store offering items from electronics, appliances, clothing, housewares, furniture and other items.  The Company leases its retail property to stores with a shopping clientele complementary to the Walmart customer.  A downturn in the discount retail market would directly and negatively impact the revenue of the Company.

The potential of higher gasoline prices may directly affect the number of customers driving to a Walmart Supercenter  and may reduce the number of customers at the Company's adjoining leased retail stores.

The Company believes that the targeted Walmart Supercenter customer is automobile dependent; that is, Walmart stores are typically not easily accessed by public transportation and customers typically drive to the Walmart store and to the Company's adjoining leased retail stores.  The number of customers determining to drive to a Walmart store may be impacted by the price of gasoline.  A downtown in the number of customers to the Walmart store would most likely reduce the number of customers to the adjoining retail properties.  A reduction in the number of potential customers could result in making it harder to rent the available retail space or could result in the failure of the lessee retail stores to meet the rental amounts.

Worsening economic conditions may increase number of customers at discount stores.

The Company believes that although current Walmart customers may be impacted by the price of gasoline and fewer of such current customers may choose to drive to the Walmart Supercenter as frequently, if at all, that such decrease may be offset by an increase in new customers who choose to shop at a discount center or the amount of dollars spent at a discount center rather than the higher-priced shopping mall or named stores.  Historically, the Company believes that as economic conditions worsen, consumers change shopping habits and an increased number of consumers shop at discount stores.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated.  Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.  The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

The Company is offering the Shares at $5.00 per share. The price  was arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

USE OF PROCEEDS

The Company will receive proceeds from the sale of the Shares.  The Company does not know how many Shares will be sold or the amount of proceeds from such sales.  The Company anticipates that it will use the proceeds from the sale of any of the Shares for the purchase and development of additional shadow retail centers.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development expansion of the business.

DILUTION

Purchasers of the  Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the initial public offering price per share paid by investors and the net tangible book value per share immediately after completion of the offering.  Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

Prior to the offering, the Company had a net tangible book value of $(1,159,280) or $(.14) per share with 8,060,430 shares of common stock outstanding.

The Company is offering 3,000,000 Shares at $5.00 per share.  If fully sold, this would result in an adjusted net tangible book value of $13,840,720 (assuming no offering expenses) with 11,060,430 shares of common stock outstanding or $1.25 per share.

Assuming 1,000,000 Shares sold ($5,000,000 in proceeds) (1)

					Average
	Shares Outstanding		Total Paid		Price per
	Number	Percent	Amount	Percent	Share

Existing Shareholders	8,060,430	89%	$1,334,929	21%	$0.17
New Investors	1,000,000	11%	5,000,000	79%	$5.00

Total	9,060,430	100%	$6,334,929	100%	$0.70

Net tangible book value before offering	$(1,159,280)
Net tangible book value per share before offering		$(.14)
Net tangible book value after offering	3,840,720
Net tangible book value per share after offering		$.42
Dilution per share to new investors	$4.58

Assuming 3,000,000 Shares sold ($15,000,000 in proceeds) (1)

					Average
	Shares Outstanding		Total Paid		Price per
	Number	Percent	Amount	Percent	Share

Existing Shareholders	8,060,430	73%	$1,334,929	8%	$0.17
New Investors	3,000,000	27%	15,000,000	92%	5.00

Total	11,060,430	100%	$16,334,929	100%	$1.48

Net tangible book value before offering	$(1,159,280)
Net tangible book value per share before offering		$(.14)
Net tangible book value after offering	13,840,720
Net tangible book value per share after offering		$1.25
Dilution per share to new investors	$3.75

(1) Assumed for purposes of illustration only. Does not reflect possible selling commissions and expenses.

CONCURRENT SALES BY SELLING SHAREHOLDERS

Selling Shareholders

The registration statement of which this prospectus is a part also relates to the sale of 910,430 outstanding shares of the Company’s common stock by the holders of these securities.  The selling shareholders will offer their shares for sale at an offering price of $5.00 per share until such time as the Company's stock is quoted on the OTC Bulletin Board.  The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales; by a combination of these methods; or by other means.  Transactions occurring after the stock is quoted on the OTC Bulletin Board, if at all, may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock.

The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Shares will be offered for sale by the Company through its president, who will not receive any commission or compensation, and, possibly, by participating broker-dealers or selling agents. As of the date of this prospectus the Company has not entered into any arrangements with any broker-dealer or selling agent for the sale of the Shares. No officer nor director of the Company will receive any commission or compensation for the sale of the Shares. The Company will pay customary commissions and expenses to any participating broker-dealers or selling agents.

The Company is offering its shares on a “best efforts” basis which means that there is no minimum threshold of sales that must be met before the offering can close.  There is no escrow or trust account in which subscriber funds will be held for any period of time.  The proceeds from the sale of the Shares will become immediately available for use by the Company. The offering will be presented by the Company primarily through mail, telephone, electronic transmission and direct meetings in those states in which it has registered the Shares.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, no officer offering the Company Shares is considered to be a broker of such securities as no officer (i) is subject to any statutory disqualification, (ii) is nor will be compensated by commissions for sales of the securities (iii) is associated with a broker or dealer (iv) is not primarily employed on behalf of the Company in substantial duties and (v) participates in offering and selling an offering more than once every 12 months.

The offering will terminate 24 months following the date of this prospectus unless earlier closed.

Sales and Resales of the Shares under State Securities Laws

The Company is required to register the Shares in each state in which the Shares will be offered and sold.  States provide for registration by coordination under which the Company will file the registration statement of which this prospectus is a part with those states who will then declare the registration statement effective on the date it is declared effective by the Securities and Exchange Commission.  The Company has not yet determined the states in which it intends to sell the Shares.

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act.  Following the effective date of the registration statement of which this prospectus is a part resales of the Shares and the Selling Shareholders’ Shares may be made pursuant to Section 4(1) of the Securities Act.

THE COMPANY

Overview

The Company was incorporated in Delaware on March 28, 2008.  It was formed to continue and expand the business started and developed by its president  to purchase from Walmart Stores, Inc. or others, certain real property next to and/or adjoining operating or in-development Walmart Supercenters ("shadow retail centers") and to develop the property for lease to certain chain and local stores that complement and are compatible with the Walmart Supercenters.  Walmart Supercenters, Inc. purchases raw land and constructs Walmart Supercenters.  Frequently, it will have purchased more land than is required and it will sell that excess adjacent land.  The Company intends to purchase this excess land from Walmart, develop it and lease it to retail stores.

Through its subsidiary Coldwater Portfolio Partners II, LLC ("Coldwater"), the Company currently owns and operates nine shadow retail centers in the Midwest and Southern United States.  On December 31, 2008, the Company became the sole member of CPP Holdings II, LLC, which is the sole member of Coldwater, the titleholder of the nine shadow retail centers.  Midwestern Management LLC, an affiliate of the Company, manages the properties owned by the Company.  Midwestern Management LLC is wholly owned by Kenneth S. and Cynthia Klein.

Walmart Stores, Inc. operates and develops four distinct store brands: Walmart Supercenters, Walmart Discount Stores, Sam’s Clubs, and Neighborhood Markets.  The Company focuses exclusively on the purchase and development of the shadow retail centers adjacent to the Walmart Supercenters.  With such exclusive focus, the Company, through the experience of its president and founder, has become experienced and knowledgeable about the rules and regulations established by Walmart Supercenters for the development and operation of the shadow retail centers.  This assists the Company with the ability to easily accommodate such regulations without the delay and cost of redesign and reapproval of initial plans and on-going operations.  From the outset, the Company can prepare its drawings, proposals, development and operations in compliance with the regulations established by the Walmart Supercenters, such as height restriction, materials usage, parking space allowance, landscape design and density.

The Company believes that its president, Kenneth S. Klein, through the operations of The Klein Group, LLC, has been the single largest purchaser of land for development of Walmart Supercenter shadow retail centers.  As such, management of the real estate sales division of the Walmart Corporation is familiar with the high standard of operations of the shadow retail centers operated by The Klein Group, LLC under the management of Kenneth Klein.

The Company’s nine shadow retail centers currently produce an aggregate monthly income of approximately $133,230 with $85,675 payable monthly on a total mortgage obligation of  $15,510,000.  Additionally, the Company incurs an estimated $72,477 in monthly operating expenses, of which approximately $39,365 represents non-cash items including depreciation.  The monthly cash flow from operations to the Company from the Company’s current nine shadow retail centers is approximately $14,443.  The Company believes that the current cash flow received from its shadow retail centers is sufficient to maintain its current operations and to provide for growth as management may determine.

After review of local zoning requirements, property prices, population growth, shopping habits, and other economic and demographic factors, Walmart Supercenters will purchase raw land on which it will build a Walmart Supercenter.  As a matter of course, Walmart will purchase more land than is required to build its Walmart Supercenter store and after finalization of the plans for its store, Walmart will seek to sell that excess adjacent or adjoining land for development into a retail center with complementary retail stores or businesses.   As part of the contract of sale for this land, Walmart Supercenter requires distinct covenants as to the type of tenant that can occupy the retail space in the adjoining shadow retail center and requires the right of approval for any and all tenants.

The Company intends to purchase this excess land from Walmart and develop and lease it to acceptable retail stores.  Before development of the purchased property, management of the Company will usually try to prelease the property and construct the buildings on the property toward the usage of its future tenant occupants.  Because the Company's president has completed over 70 of such Walmart shadow retail centers, management has an existing relationship with many smaller retail businesses that typically occupy the Walmart shadow retail centers and that may wish to expand into additional centers.

Management of the Company will contact these retail stores to apprize them of the property to be developed and to offer the opportunity for preleasing.  Not all property will be preleased and in such instances the Company will develop the property in a generalized manner appropriate for small retail stores and lease the property during or after the construction phase.

After completion of the construction phase, the Company retains ownership of the property and receives rental income.  Daily management of the property is handled by Midwestern Management LLC, an affiliate of the Company, which receives a management fee of 5% of the aggregate rental income.  The sole members of Midwestern Management LLC are Kenneth S. Klein, president of the Company, and Cynthia Klein, his wife.

Management anticipates that most of its purchases will be of undeveloped land adjacent to planned Walmart Supercenters purchased directly from Walmart Stores.  However, the Company may from time to time be offered the opportunity to purchase existing and developed Walmart shadow retail centers from other owners.  With the downturn of the economy, such acquisitions may become more attractive than purchasing the raw land and constructing the shadow retail centers as the prices for such existing centers may be reduced or financing rates may decrease.  In all instances, the Company will purchase only shadow retail centers connected with Walmart Supercenters or other Walmart stores and that meet the Company’s building and development criteria.

Acquisition of the Existing Shadow Retail Centers

The Company is the owner of the nine shadow retail centers through its subsidiaries.  Coldwater Portfolio Partners II, LLC, is the actual title owner of the nine shadow retail centers.  CPP Holdings II,  LLC is the sole member of Coldwater Portfolio Partners II, LLC and the Company is now the sole member of CPP Holdings II, LLC.  Two affiliated companies, Klein Portfolio Investors LLC and Klein Portfolio Investors II LLC were the sole members of CPP Holdings II, LLC.  On December 31, 2008, the Company issued 3,000,000 shares of its common stock to Klein Portfolio Investors, LLC and 3,000,000 shares of its common stock to Klein Portfolio Investors II, LLC in exchange for all of their membership interests in CPP Holdings II, LLC.

Current Operations

Nine shadow retail centers form the initial core of the Company’s operations.  The following is a summary of the Company’s nine shadow retail centers:

Mitchell, South Dakota.   The property was purchased from Wal-Mart Stores, Inc. on November 29, 2000, at a purchase price of $500,000.  As of November 21, 2005, the property had an appraisal value of $2,822,000. The property has been fully developed into an operating retail center consisting of eight units aggregating 23,892 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

Tenant	Monthly Rent	Lease Expiration

Appliance & Furniture RentAll	$3,000	6/30/2012
Wireless World	1,782	12/31/2011
Advance America 896	1,200	7/31/2010
Alltel Cellular	1,488	4/30/2013
Movie Gallery #2826	3,535	9/30/2012
Maurices Inc. #399	4,313	1/31/2011
Great Clips	1,100	7/9/2013
Dollar Tree Store 2384	4,424	1/31/2010

Joplin, Missouri. The property was purchased from Wal-Mart Stores East, Inc. on April 20, 2000, at a purchase price of $480,000.  As of November 5, 2005, the property had an appraisal value of $1,720,000.  The property has been fully developed into an operating retail center consisting of three units aggregating 13,649 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

Tenant	Monthly Rent	Lease Expiration

Fashion Bug	$8,333	5/31/2011
Nationwide Cellular	1,833	3/31/2013
Dollar and Sense	3,094	11/1/2014

Jackson, Missouri. The property was purchased from Wal-Mart Stores East, Inc. on October 2, 2000, at a purchase price of $300,000.  As of November 15, 2005, the property had an appraisal value of $1,560,000.  The property has been fully developed into an operating retail center consisting of four units aggregating 11,827 commercial square feet with appropriate adjacent parking spaces currently at 75% occupancy by the following tenants:

Tenant	Monthly Rent	Lease Expiration

The Mane Group	1,313	12/21/2011
Check Please of Jackson	1,341	10/31/2010
Movies to Go Inc./Blockbuster	4,200	6/30/2009

West Baraboo, Wisconsin. The property was purchased from Wal-Mart Stores East, Inc. on May 1, 2000, at a purchase price of $525,000.  As of November 15, 2005, the property had an appraisal value of $2,770,000.  The property has been fully developed into an operating retail center consisting of eight units aggregating 18,452 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

Tenant	Monthly Rent	Lease Expiration

Cash Store #0236	$1,665	3/31/2013
Cell Plus	2,819	8/31/2012
Madison Extreme Pizza, LLC	1,500	8/05/2012
Movie Gallery #0946	3,600	7/31/2012
Riverside Finance Inc.	1,300	10/11/2012
Game Stop (2 units)	2,316	1/31/2013
Dollar Tree Store 2059	4,125	1/31/2013

Angola, Indiana.  The property was purchased from Wal-Mart Stores East, Inc. on February 15, 2001, at a purchase price of $425,000.  As of November 5, 2005, the property had an appraisal value of $1,670,000.  The property has been fully developed into an operating retail center consisting of three units aggregating 10,063 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

Tenant	Monthly Rent	Lease Expiration

Dollar and Sense	$4,500	2/28/2010
American General Financial	1,517	8/31/2012
Malibu Tanning	5,031	1/31/2013

Lima, Ohio.  The property was purchased from Wal-Mart Stores East, Inc. on March 19, 2002, at a purchase price of $425,000.  As of November 20, 2005, the property had an appraisal value of  $1,550,000.  The property has been fully developed into an operating retail center consisting of three units aggregating 10,846 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

Tenant	Monthly Rent	Lease Expiration

Great Clips	$1,592	6/30/2013
Alltel	1,386	9/30/2012
Dollar Tree Store 3395	7,333	7/07/2013

Ocean Springs, Mississippi.   The property was purchased from Wal-Mart Stores East, Inc. on June 27, 2000, at a purchase price of $365,000. As of December 5, 2005, the property had an appraisal value of $2,100,000.  The property has been fully developed into an operating retail center consisting of four units aggregating 12,916 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

Tenant	Monthly Rent	Lease Expiration

Shoe Show, Inc. #839	$5,833	6/30/2011
CATO Corporation #83	3,189	1/31/2011
GameStop #3813	1,743	1/31/2012
AKAR, LLC/Star Cleaners	2,564	6/03/2011

Fort Smith, Arkansas.  The property was purchased from Wal-Mart Stores, Inc. on November 29, 2000, at a purchase price of $300,000.  As of May 9, 2006, the property had an appraisal value of $1,930,000.  The property has been fully developed into an operating retail center consisting of four units aggregating 12,072 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

Tenant	Monthly Rent	Lease Expiration

CATO Corporation #623	$4,089	1/31/2013
Vu Do/Star Nails	1,194	6/30/2011
C&C Kelley Properties, LLC	1,296	1/22/2012
Game Traders, Inc.	2,744	8/31/2013

Springdale, Arkansas.  The property was purchased from Wal-Mart Stores, Inc. on February 22, 2000, at a purchase price of $435,000.  As of November 9, 2005, the property had an appraisal value of $1,943,000.  The property has been fully developed into an operating retail center consisting of two units aggregating 14,035 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

Tenant	Monthly Rent	Lease Expiration

Fashion Bug 3507	$8,333	4/30/2011
Dollar Tree Store 1830	5,406	4/30/2011

Terms of the Purchase Agreements

The terms of the agreements for the purchase of the Company's nine shadow retail centers are substantially identical with specific items such as price, property location, date and square footage changed as necessary to the identify the property and particular sale and certain development modifications changed to conform to the specific site.  Although the purchases have been completed and the properties transferred, certain covenants, conditions and restrictions in the agreements remain in effect for a period of 50 years from the dates of the agreements.  These covenants, conditions and restrictions, as identified below, continue with the property and bind the properties and any and all future purchasers, assignors, subdivides or any other form of transferor.  These covenants, conditions and restrictions are flexible guidelines within the context of the specific property being developed.  The exigencies of the property, its location, geography, and demographics may call for some variation from these regulations.  The Company has from time to time requested variation from the expressed guidelines and covenants and has encountered no obstacles or problems in obtaining such allowances.

Purchase agreements typically include the following provisions:

1.   The property will be used only for purposes of the kind typically found in shopping centers, including, but not limited to, offices, restaurants, and retail shops and for no other purposes without the consent of Walmart, or any successor.  The property cannot be used for a discount department store, a wholesale membership or warehouse club, grocery store, supermarket, pharmacy/drug store, adult book store, cafeteria, movie theater, bowling alley, health spa/fitness center, discount rack shoe store, automotive maintenance facility engaged in quick lube/oil changes, tire store, gasoline station/convenience store, bar, night club, billiard parlor or any business or place of recreation or amusement or liquor store.

2.  Any building on the property shall be limited to one story not to exceed 22' in height, the exterior shall consist of parapet walls with awnings constructed of decorative cement block and stucco and the roofs will be pitched metal or rubber.  No tenant space within the building shall exceed 10,000 square feet.

3.  If the property is used for a restaurant, there shall be no less than 15 parking spaces on the property for every 1,000 square feet of floor building area; and for all other permitted uses there shall be not less than five parking spaces per 1,000 square feet of floor building area.

4.  Only signs advertising the businesses located on the property may be erected on the property.

5.  Walmart, or its successor, has the right to approve the placement of the buildings and other improvements, including signage, landscaping, lot lines, location and dimensions of parking areas and spaces, driveways and service areas.

Mortgage Loan on the Properties

As of April 26, 2006, Coldwater Portfolio Partners II, LLC (the Company’s wholly owned subsidiary)entered into a loan agreement with Greenwich Capital Financial Products Inc. which consolidated all loans for the purchase of the nine shadow retail centers into one mortgage loan secured by a lien on the nine retail centers.  The loan is evidenced by a note of the same date in the principal amount of $15,510,000 with annual interest of 6.52%.  Pursuant to the terms of the loan, Coldwater Portfolio Partners cannot sell, convey, or transfer the mortgaged properties without the consent of Greenwich Capital Financial Products.  In addition, the loan documents stipulate that Coldwater Portfolio shall not change the use of the properties or take any steps to convert the properties to condominium or cooperative forms of ownership.  In the event of a default on the loan, in addition to other available remedies, Greenwich Capital Financial Products may declare the entire debt immediately due and payable, may institute foreclosure and sale proceedings of all or a portion of the properties, may institute  proceedings for specific performance, may enforce its interest in the leases and rents and take over use, operation, management and control of the properties.  In the event of a sale by foreclosure or otherwise, of less than all of the properties, the lien on the remaining portion of the properties shall continue.

History of The Klein Group, LLC

Kenneth S. Klein, president of the Company, formed the Klein Group,  LLC. in 1996 and in 1999 began the  purchase of property and the development of shadow retail centers.  Since that date, The Klein Group completed over 70 retail centers in 26 states.  The Company believes that The Klein Group has been historically the single largest purchaser of land and developer of shadow retail centers from the Walmart Stores, Inc.

The president of the Company, Kenneth Klein, and his wife are the sole members  of The Klein Group, LLC.  The president of the Company has indicated that The Klein Group LLC will continue operations as the owner and manager (through Midwestern Management LLC or other affiliate) of the retail centers it currently owns but anticipates over time that such properties will be transferred to the Company as the Company grows.  In all events, any competition between shadow retail centers for retail tenants is unlikely as Walmart Stores, Inc. regulates the distance between its stores based upon population demands of an area so Walmart Supercenters do not compete with one another.  As a result, shadow retail centers are at a distance to minimize any competition between them.

There are no current understandings or agreements for any acquisitions by the Company of any properties owned by The Klein Group LLC and none may ever be entered into.  If any of these properties are acquired by the Company, it will be at a price not exceeding an independent appraisal of the property and on terms and conditions customary for such a transaction.

Management of the Shadow Retail Centers

Nine shadow retail centers form the initial core of the Company's operations.  Management of the shadow retail centers is handled by an affiliate of the Company, Midwestern Management LLC, which is wholly owned by Kenneth S. Klein, president of the Company, and his wife.  Effective January 1, 2009, Midwestern Management and the Company entered into an agreement for the management and leasing of the Company’s properties.  The agreement has a 12-month term with automatic 12-month renewals until the agreement is terminated by one of the parties.

Midwestern Management receives 5% of the rents collected from the properties for its managerial services.  Midwestern Management receives a construction supervisory fee for on-site construction jobs equal to the greater of 5% of the job costs or $1,000.  For its services as leasing agent, Midwestern Management receives 1% of the lease payments for the initial lease term.

Midwestern Management manages the property on a daily basis, collects rents, pays maintenance expenses, provides for security and repairs, and assists in locating new tenants. Any one repair or alternation that costs more than $10,000 must have prior Company approval.  If the gross income received from the properties is not sufficient to pay the bills and charges incurred against the property, such funds are as available shall be applied first to the fees and expenses charged by Midwestern Management and secondly to bills and charges of third parties.  After exhausting available funds, Midwestern Management shall submit to the Company a statement of any and all remaining unpaid bills and the Company shall be responsible for payment of such bills.

In the existing and in future shadow retail centers, Midwestern Management and the Company will use the structure and contacts already developed in finding tenants for the vacant retail space.  Historically management has typically located retail tenants by:

Existing contacts
Existing rent roll mailings
Regional trade shows
Signs and newspaper advertisements
Leads from existing tenants
Web sites and internet contacts

The Company will receive the revenue from the leased properties which will be used to pay the mortgage, the management fee to Midwestern Management LLC, and the Company's overhead.  On-going costs of each shadow retail centers such as utility charges, land maintenance, including snow, ice and leaf removal, and cleaning are proportionately divided amongst the tenants of such shadow retail centers based on the relative amount of square footage leased.  The shadow retail centers are relatively low maintenance and subcontractors are used for such regular upkeep as is required such as landscaping, cleaning and litter and trash removal.  The subcontractors used are typically those also used by the adjoining Walmart Supercenter.  Outside contractors and local suppliers are typically used to make any repairs or improvements required of the shadow retail centers.  For much of the unusual capital and larger work to be done in the shadow retail centers, such as striping the parking area, replacing light fixtures, upgrading landscaping, and new signage the tenants will be proportionately assessed a fee to cover all the costs.  The Company, through Midwestern Management, maintains the common areas such as the walkways.

PLAN OF OPERATION

Purpose of the Offering

The primary purpose of the offering described in this prospectus is to provide the Company with a source of financing for the acquisition and development of shadow retail centers.  Current economic conditions have cast an uncertainty over the availability of commercial loans for the acquisition, development and permanent financing of real estate projects.  While the Company anticipates that due to the history and relationship of its president with banks that have financed prior shadow retail centers for the Klein Group LLC the Company will be able to obtain financing on acceptable terms for the acquisition and development of future shadow retail centers, there can be no assurance that will the case.  By raising investment capital through this offering, the Company will have access to acquisition and development funds independent of banks or other financing sources.  In addition, the Company will not incur interest and financing charges on capital that it raises by the sale of the Shares.  There is no assurance that the Company will be able to complete this offering in which case it will be required to rely on loans to finance its operations.

Acquisition of Additional Shadow Retail Centers

Typically, the Company will be informed by Walmart Stores, Inc. or other sources of the locations of Walmart Supercenters.  Before making an offer on any excess property offered by Walmart, management may contact certain of the small retail chain stores with whom it has continuing relationships of which many are tenants in other Klein Group shadow retail centers to determine interest in leasing space. With that  information and its own determination as to the economics and feasibility of that location, the Company will determine whether to make an offer on the excess property and to enter into negotiations for the purchase.

Pursuant to the typical agreement for purchase of the excess property to be developed into the shadow retail center, Walmart Stores, Inc. has the right to approve the plans for the development of the property including exterior elevations, placement of buildings, improvements including signage, setbacks, parking areas and spaces, driveways, service areas, and landscaping.  Walmart typically has 30 days to review the proposed plans and submit to the Company any suggested modifications.  The Company will make the suggested changes or changes designed to meet the modification specifications and resubmit amended plans to Walmart.  In this manner, the agreement anticipates that the parties will create acceptable development plans.

The Company is responsible, with assistance from Walmart as feasible but at the Company's expense, to obtain the approval of all public and governmental authorities regarding zoning, subdivision replanting, special use permits, environmental permits or similar requirements for the intended use.  The Company is responsible for the water, electrical and sanitary sewer lines.  Its agreements also provide that Walmart will grant a non-exclusive perpetual utility easement over and across its property that may be necessary and convenient to make utility connections to the property.

Having worked with Walmart Stores, Inc. for almost ten years and having entered into more than 70 agreements for the purchase of property and developing such into shadow retail centers and managing such property, management is well aware of the terms of the agreements acceptable to Walmart Stores, Inc. and the constraints and obligations placed upon the purchaser.  The Company anticipates that the terms of any purchase agreements to be entered into between the Company and Walmart Stores, Inc. will be substantially identical to the prior agreements utilized between the Klein Group and Walmart Stores, Inc.

Although the Company anticipates purchasing land for additional shadow retail centers directly from Walmart Supercenters, Inc., some acquisitions may be made from other owners of existing shadow retail centers since current economic conditions may make such acquisitions attractive to the Company.  In all events, the Company will only purchase and operate Walmart shadow retail centers.  The Company may purchase land or existing Walmart shadow retail centers by cash or through the issuance of its common stock.

The Walmart Stores, Inc. is a large international corporation with vast resources and personnel available to it.  As such, as it determines to expand its operations and build additional stores, it can utilize these resources in researching and determining optimal store site locations by analyzing such criteria as population growth patterns, infrastructure development, shopping habits, competition, area economics, land prices and availability, zoning and codes, road access and traffic patterns, soil composition, availability of utilities, weather and seasonality and numerous other demographic factors.  Since the Company is building retail centers anchored to Walmart Supercenters, the Company does not necessarily need to research to such a degree these factors particularly local shopping demographics.  However, in building the retail centers, the Company will be responsible for site preparation and construction including obtaining permits, adding utility lines, providing for water drainage and other construction items.

The Company expects to expand its operations by purchasing more excess property from Walmart Stores, Inc. for development into shadow retail centers. Management believes that it can obtain a better price for property if it buys more than one excess property at one time. The Company intends to target purchases in the South, Southwest, Midwest and the Western United States.  The Klein Group has historically used, and the Company anticipates using, both purchase and construction mortgages and to obtain such mortgages at a fixed rate, if possible.  The Company may also purchase property that has been partially or fully developed if the development meets the Company's construction, design and size criteria. The Company would assemble such property for lease and management.

The Klein Group has developed contacts and relations with a pool of retail stores, many of which are national chain stores, that traditionally will lease space in a shadow retail center. Once the Company purchases property from Walmart, management will contact those retail store contacts that have or desire to have operations in that geographic area.  The Company will attempt to lease the property and then build the retail center to the specifications of the initial tenants.  However, it will not always be possible to lease in advance and the Company will then design and build the retail center in a manner suitable for adaptation for leasing by small retail stores.

After the Company purchases the property and obtains any leasing commitments, it will prepare the property for development, including obtaining permits, utility lines, soil analysis and preparation and approval of building plans and designs.  The Company will also obtain a construction mortgage using the property and the building as security for the mortgage.  The current mortgages on the Company's existing shadow retail centers are fixed rate.  The Company favors a fixed rate mortgage and will seek to obtain mortgages for development of future retail centers at the best terms available, preferably interest-only fixed rate loans, but there can be no assurance that this type of mortgage will be offered or that its terms will be the most advantageous.

Prior to entering into a construction arrangement, the Company will seek recommendations for local contractors, will contact companies that it has previously used, and pursue other contacts to obtain bids for construction of the retail centers.  The Company will utilize the experience and contacts of its president to locate and enter into the construction contracts.  During the construction process, the Company will receive weekly updates, including photographs.  The Company will make on-site inspections prior to release of each construction project financial draw.

After construction of the retail centers, the Company will pay a management fee of approximately 5% to an affiliate for the management of the shadow retail centers.  The management company maintains the public spaces and the tenants proportionately pay for utilities, individual maintenance, seasonal and capital improvement charges.

The Company or affiliate will serve as the leasing agent for the retail centers.  The Company anticipates entering into 5 to 10 year leases with most tenants.  As space becomes vacant, it will seek to locate new tenants through both the pool of retail tenants that occupy similar Walmart shadow retail centers and, as necessary, through advertizing to targeted small retail stores or businesses in trade journals, the internet or other sources.

Possible Use of Limited Partnerships for Financing

As part of its plan to finance the acquisition and development of shadow retail centers the Company may syndicate shadow centers it is acquiring or has acquired and developed by placing them in limited partnerships and offering limited partnership interest to investors.  The Company expects that it each such limited partnership would hold title to one shadow retail center but it is possible that more than one shadow retail center may be placed in a single partnership. Shareholders of the Company would be given the first option to invest in the limited partnerships.

If the Company forms limited partnerships, the limited partners will be offered a rate of return on their investment during the life of the partnership.  The Company or an affiliate will act as general partner and will receive an interest in the partnership, management and other fees.  The Company has not yet determined either the rate of return it will offer or its participation interest.  The ability of the Company to successfully syndicate limited partnerships will depend on the view of investors as to such factors as  the security of the offering and the rate of return as well as upon market and other factors beyond the control of the Company.

If the Company is successful in syndicating limited partnerships, it will use the proceeds from the sale of limited partnership interests for the acquisition and development of additional shadow retail centers.  If this occurs it will operate as a source of acquisition and development capital independent of loan financing. The Company anticipates that the use of such limited partnerships would give it more flexibility and liquidity in the use of its capital. Upon syndication, the Company would receive a return of original purchase money and the partnership property would not be encumbered by  mortgages.  This return of capital would be available to the Company to purchase additional shadow retail center property.

It is possible that the Company may form a limited partnership prior to the purchase of a property.  In such case, the partnership would purchase the property directly from Walmart or an existing shadow retail center from a third party seller and then offer the limited partnerships interests for sale.  The Company would provide the funds for the acquisition and development of the property or acquisition of an existing shadow retail center either from its own funds or from financing or a combination of both prior to syndication.

Competition

The Company will compete with businesses in at least two distinct areas: other developers of shadow retail centers and other owners and managers of small retail shopping or strip malls.  As it purchases excess land from Walmart Stores, Inc., the Company will be competing against other companies for particular pieces of property.  Although Walmart Stores, Inc. may have a relatively large inventory of excess property that it offers for sale, each of those properties is unique in terms of being a Walmart shadow property in a certain town or county.  From a developer’s perspective the property is possibly more unique than other property being developed for other purposes for which several locations may be considered.  In that regard, there may be stiff competition and bidding for any single shadow property.  Historically, management has stepped aside from a bidding war as it believes that there are adequate  opportunities for the development of shadow retail centers and that such a bidding process would only serve to raise the prices and lower returns.

In addition to the competition for purchase of shadow retail centers, the Company will also compete with other builders and developers to obtain financing on commercially reasonable terms.  Once the Company purchases the property, it will be seeking to finance the development of that shadow retail center by obtaining mortgage financing.  The ability of the Company to obtain such financing will depend in a large part on the availability of construction financing loans and the number of other builders and developers seeking loans from the same money sources.

The Company will also be competing for tenants for its retail centers.  The Company will seek retail tenants that fit within the constraints of the Company's contractual agreement with Walmart Stores, Inc..  The Company will target both national chains (such as Dollar Tree) as well as independent stores.  Other small shopping centers and strip malls are often seeking the same type of retail store and may be able to offer better lease terms to a potential lessee than the Company.

The Company believes that some of its competitors may have greater financial resources or flexibility than the Company, as well as larger staffs and marketing organizations, but the Company believes that it competes effectively in its existing market as a result of its shadow retail center development expertise and its reputation of quality and integrity.

Regulation

The housing and land development industries are subject to increasing environmental, building, zoning and real estate regulations by various federal, state and local authorities. Such regulations can affect building, particularly in certain areas, by specifying, among other things, the type and quality of building materials that must be used, certain aspects of land use and building design. Some regulations affect development activities by directly affecting the viability and timing of projects.  Certain areas may have building codes designed to meet specific area hazards such as wind resistance, earthquake resistance or heat/sun protections.

The Company may have to obtain the approval of numerous governmental authorities that regulate such matters as land use, utility services, such as water and waste disposal. Furthermore, as local circumstances or applicable laws change, the Company may be required to obtain additional approvals or modifications of approvals previously obtained. Any increasing regulations may result in an increase in resources between initial acquisition of land and the commencement and the completion of developments.

In response to the recent economic turmoil experienced in the United States financial institutions, particularly those involved with real estate and real estate loans, the United States Congress enacted legislation to assist financial and insurance institutions with their large inventory of defaulted mortgage loans.  As part of this legislation, regulations may be placed on future lending practices including the availability of interest-only and/or adjustable-rate mortgages.  Management has typically sought interest-only mortgages for use in purchasing and constructing its retail centers and such new regulations may preclude the availability of these types of mortgages.  In such case, the Company will seek more conventional mortgage financing.  It is impossible to predict the extent of these regulations or the impact of them on the availability of mortgage financing, whether through conventional or other types of mortgages,  but the Company believes that it has a solid and strong financial base with excellent credit and that it will be able to obtain both purchase and construction mortgages.  If required to use conventional mortgage financing rather than interest-only financing, the Company anticipates that this would somewhat lower the cash flow from its retail centers, but would not be a significant detriment to the operations or profitability of the Company.

Current and Future Revenue

Initially the Company will receive revenues from the monthly rents for  the Company's existing nine shadow retail centers after payment of expenses, including the 5% management fee to Midwestern Management LLC. Eight of these centers are fully leased and only one storefront is vacant in the other. The Company is actively seeking tenants for the vacancy. The Company anticipates similar revenues and expenses on future shadow retail centers owned by it.

The Company may form one or more limited partnerships to acquire or own shadow retail centers after their acquisition and development and syndicate interest in those limited partnerships to investors.  If such occurs, the Company will maintain an interest as general partner in each such limited partnership and receive management and other fees which have not yet been determined. As of the date of this prospectus, the Company has not formed any limited partnership for such purpose.

The Company will use its revenues to pay the mortgages on the shadow retail centers to manage and maintain the shadow retail centers and for operations of the Company.

Employees

The Company currently has one executive officer and no other employees. The Company's affiliate,  Midwestern Management LLC, which serves as the management arm for the Company's properties, has 13 employees.  The Company expects that it will hire additional personnel as it expands.

Property

The Company utilizes without charge property owned by the Company's president for his executive office.  The office is located at 89 West Chicago Street, Coldwater, Michigan 49036. The president of the Company does not immediately foresee charging the Company any rent for use of the office, but may require reimbursement for additional expenses incurred by the Company's office usage such as telephone charges, electrical charges or other such items.

Subsidiaries

The Company has one wholly-owned subsidiary, CPP Holdings II, LLC, which is the sole member of Coldwater Portfolio Partners II, LLC, the titleholder of the Company’s nine shadow retail centers.

Reports to Security Holders

The Company intends to post its annual report to its security holders on its website and will send a copy of the annual report, including audited financial statements, to any shareholder who requests it.  The Company will not be a reporting issuer with the Securities and Exchange Commission until its registration statement on Form S-1 is declared effective.

The Company has filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of its common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. The statements made in this prospectus are qualified in their entirety by reference to these additional materials. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. The Company’s registration statement and the referenced exhibits can also be found at the web site address.

Upon effectiveness of the Company's registration statement, it will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, that require it to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at the public reference room facilities of the Securities and Exchange Commission at the address set forth above, and copies of such material may be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates. Because the Company will file documents electronically with the Securities and Exchange Commission, this information may be obtained by visiting the web site of the Securities and Exchange Commission at http://www.sec.gov.

Legal Proceedings

As of the date of this prospectus, the Company is not a party to any lawsuits or legal proceedings.

Conflicts of Interest

The president of the Company and his wife are the sole members  of The Klein Group, LLC.  The Klein Group has completed over 70 Walmart shadow retail centers, has five centers under construction, five pieces of purchased property set to begin construction, and four properties under contract with Walmart.  The president of the Company has indicated that The Klein Group LLC will continue operations as the owner and manager of the retail centers it currently owns but anticipates over time that such properties will be transferred to the Company as the Company grows.  In all events any competition between shadow retail centers for retail customers is unlikely as Walmart Stores, Inc. regulates the distance between its stores based upon population demands of an area so Walmart Supercenters do not compete with one another.  As a result, shadow retail centers are at a distance to minimize any competition between them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company was formed in 2008 to develop the business and operations established by its president through The Klein Group, LLC, an operating company which has developed 70 such Walmart retail shopping centers.  The Company will purchase from Walmart Supercenters, Inc. or others real property next to and/or adjoining operating or in-development Walmart Supercenters and develop the properties for lease to certain chain and local stores that complement and are compatible with the Walmart Supercenters.  The Company will purchase, develop, lease and manage the properties.  Although the Company is a start-up company, its president, who is also the major shareholder of the Company, has developed over 70 such retail centers adjoining Walmart Supercenters in 26 states since 1999.

Current Operations

Through its subsidiary, the Company owns retail centers adjoining nine different Walmart Supercenters located in the Midwest and Southern United States with an aggregate of 38 lessee stores.  The Company, through its affiliate, handles all the rental and management operations for the properties.  The Company receives rental income from the nine shadow retail centers after payment of a 5% management fee to Midwestern Management LLC, an affiliate of the Company.

Discussion of Fiscal Years Ended December 31, 2007 and December 31, 2008.

The Company incurred a net loss from operating activities of $2,494,209 for the fiscal year ended December 31, 2008 and a net loss of $345,649 for the fiscal year ended December 31, 2007.

Liquidity.  The company receives an aggregate of approximately $120,565 per month from the current rent rolls of the stores from its nine shopping centers.  Its aggregate monthly fixed expenses for these shopping centers consists of mortgages fees of $85,675, insurance fees of $4,320 and management fees, security and maintenance of $11,417.

Capital Resources.  Prior to the acquisition of assets on December 31, 2008, $36,804 and $48,084 were incurred for capital expenditures in 2008 and 2007, respectively.

Results of Operations.    The Company anticipates that its major sources of revenue will be derived from the rent from the stores that it currently manages and from those that it will develop and manage.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have material current or future effect on its financial condition, results of operations, liquidity or capital resources.

Marketing Analysis

The Company believes that although current Walmart customers may be impacted by the price of gasoline, such decrease may be offset by an increase in new customers who choose to shop at a discount center or the amount of dollars spent at a discount center per visit rather than the higher-priced shopping mall or named stores.  Historically the Company believes that as economic conditions worsen consumers change shopping habits and an increased numbers of consumers shop at discount stores.  The Company anticipates that increased shopping at Walmart Supercenters will increase shopping traffic at the retail stores in the Walmart shadow retail centers.  The stores to which the Company leases its shadow retail center storefronts are typically discount-type retail stores geared to the budget and discount shopper.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

			Date Directorship
Name	Age	Position	Commenced

Kenneth S. Klein	50	President	March, 2008 (inception)

 Directors do not receive any compensation.  Directors may be shareholders of the Company.

The directors will serve until the annual meeting of the shareholders and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification.
The Company’s by-laws provide that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. The Company’s executive officers are appointed by and serve at the discretion of the Board.

Committees and Terms

The Board of Directors has not established any committees.

The Company anticipates that the annual meeting of shareholders will be held in May.  The Company will notify its shareholders that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting.  No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Kenneth S. Klein, has served as president and the director of the Company since its inception in March, 2008.  Since 1988, Mr. Klein has been purchasing and developing a wide spectrum of real estate including commercial real estate, single tenant retail, multi-tenant retail, manufactured housing, apartments, office buildings, storage units and medical buildings. In 1996, Mr. Klein formed The Klein Group, LLC, a Michigan limited liability company,  to invest in multi-retail tenant non-owner occupied real estate.  In 1999, The Klein Group, LLC, purchased its initial Walmart Supercenter property.  Since that initial purchase, The Klein Group, LLC has developed over 70 Walmart shadow retail centers. Mr Klein and his wife continue as the sole members and owners of The Klein Group, LLC.  Mr. Klein received an Associates Degree in Business from Glen Oaks College, Centreville, Michigan, in April, 1978.

EXECUTIVE COMPENSATION

Remuneration of Officers

The Company has not yet paid nor accrued any remuneration to any officers or employees.  The Company has no employees other than its president.  Midwestern Management LLC receives 5% of the rental income and handles the management of the Company's properties.

Employment Agreements

The Company has not entered into any employment agreements with the officers and key personnel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Number of
		Shares of	Percent of
	Position	Common Stock	Class (1)

Kenneth S. Klein (2)	President	7,100,000	88%
	Director

(1)	The total number of outstanding shares of common stock as of the date of this prospectus is 8,060,430. There are no issued warrants or options.
(2)
Kenneth S. Klein directly owns 1,000,000 shares of the Company’s outstanding shares and may be deemed the beneficial owner of the 3,000,000 shares owned by Klein Portfolio Investors, LLC, the 3,000,000 shares owned by Klein Portfolio Investors II, LLC, the 50,000 shares owned by Klein Family Investments LLC and the 50,000 shares owned by The Klein Group LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Klein Group LLC is a limited liability company of which the president of the Company, Kenneth S. Klein, is the managing partner and a member.  Cynthia Klein, the wife of Kenneth Klein, and Kenneth Klein are the only members of The Klein Group LLC and hold 100% of its interest.  The Klein Group LLC has been in the business purchasing, developing and managing Walmart shadow retail centers since 1999.

Klein Portfolio Investors LLC is a limited liability company of which the president of the Company, Kenneth S. Klein, is the managing partner and its sole member.  Klein Portfolio Investors II LLC is a limited liability company of which Cynthia Klein, the wife of Kenneth S. Klein, is the managing partner and its sole member.   Until December 31, 2008, Klein Portfolio Investors LLC and Klein Portfolio Investors II LLC were the sole members of CPP Holdings II, LLC which is the sole member of Coldwater Portfolio LLC, the titleholder of the nine shadow retail centers.  On December 31, 2008, Klein Portfolio Investors LLC and Klein Portfolio Investors II LLC exchanged their membership interests in CPP Holdings II, LLC for 3,000,000 shares each of the Company's common stock.

Midwestern Management LLC receives 5% of the rental income from the nine shadow retail centers for its management services.  Kenneth S. Klein, president of the Company, and Cynthia Klein, his wife, are the sole members of Midwestern Management LLC and as such stand to gain from profits received by Midwestern Management LLC by any increase in the management fees or reduction in expenses or services provided by it.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 8,060,430 shares of common stock outstanding.  Of such shares, 7,150,000 are owned directly and beneficially by affiliates of the Company, are not being registered in this prospectus, are subject to the limitations of Rule 144 under the Securities Act and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144.  In the event shares not currently salable become salable by means of registration or eligibility for sale under Rule 144 and the holders of such shares elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, of which 8,060,430 shares were outstanding as of the date of registration statement of which this prospectus is a part and 20,000,000 shares of undesignated preferred stock none of which have been designated nor issued.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.  The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of any or all of the shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of preferred stock includes determination of the following characteristics:

A.  The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

C.  Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D.  Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E.  Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F.  Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

G.  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

H.  Any other relative rights, preferences and limitations of that series.

Additional Information Describing Securities

Reference is made to applicable statutes of the State of Delaware for a description concerning statutory rights and liabilities of shareholders.

No Trading Market

There is currently no established public trading market for the Company’s securities. A trading market in the securities may never develop. The Company intends to apply for admission to quotation of its securities on the OTC Bulletin Board. If for any reason the Company’s common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board the Company’s securities will trade on the OTC Bulletin Board.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company does not anticipate declaring dividends but anticipates that it will use any funds for further development and growth of the Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Cassidy & Associates, Washington, D.C., has given its opinion as attorneys-at-law regarding the validity of the issuance of the shares of common stock offered by the Company.  A member of the law firm of Cassidy & Associates is the sole officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

EXPERTS

Weinberg & Company, P.A., an independent registered public accounting firm, has audited the Company’s consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and member’s capital (deficit), and cash flows for each of the years then ended, which are included in this prospectus.  The consolidated financial statements are included in reliance on the report of Weinberg & Company, P.A., given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

FINANCIAL STATEMENTS

KLEIN RETAIL CENTERS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

KLEIN RETAIL CENTERS, INC.

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2008 AND 2007

PAGE	3	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

PAGE	4	CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY AND MEMBER’S CAPITAL (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

PAGE	5	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

PAGES	6-15	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Klein Retail Centers, Inc.

We have audited the accompanying consolidated balance sheets of Klein Retail Centers, Inc. and subsidiary (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders equity (deficit) and member’s capital (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Klein Retail Centers, Inc. at December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
March 2, 2009

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
  December 31, 2008 and 2007

	2008	2007
ASSETS
Assets
Investments in real estate, net	$14,073,561	$14,364,067
Deferred loan fees, net of accumulated amortization of $266,222 and $163,169, respectively	249,047	352,100
Cash and cash equivalents	10,401	-
Restricted cash	226,173	178,487
Stock subscriptions receivable	49,580	-
Tenant receivables	5,646	7,520
Deferred rent	28,494	-
Prepaid and other assets	5,595	10,986

Total assets	$14,648,497	$14,913,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Mortgage loan payable	$15,510,000	$15,510,000
Accounts payable and accrued expenses	184,340	89,494
Accounts payable – related party	92,088	69,568
Cash overdraft	-	1,965
Tenants’ security deposits	21,349	14,733
Deferred rent	-	56,822
Total liabilities	15,807,777	15,742,582

Stockholders’ Equity
Preferred stock, $.0001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding	-	-

Common stock, $.0001 par value, 100,000,000 shares authorized, 8,060,430 and 0 shares outstanding, respectively	806	-

Member’s deficit	-	(829,422)
Additional paid-in capital	1,334,123	-
Accumulated deficit	(2,494,209)	-
Total liabilities and stockholders’ equity	$14,648,497	$14,913,160

See accompanying notes to consolidated financial statements

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
Year ended December 31, 2008 and 2007

	2008	2007

Revenue
Rental revenue	$1,362,657	$1,381,326
Tenant reimbursements	236,104	245,493
Total revenue	1,598,761	1,626,819

Expenses

Rental property operating and maintenance	171,935	238,027
Real estate taxes	163,289	157,117
Interest expense	1,028,106	1,025,297
Depreciation and amortization	472,379	477,085
Consulting fees	1,000,000	-
Management fees	1,051,766	69,568
Professional fees	184,595	-
General and administrative	20,900	5,374
Total expenses	4,092,970	1,972,468

Net loss	$(2,494,209)	$(345,649)

Basic and Diluted Net loss per Share	$(0.34)
Weighted Average Shares Outstanding	7,323,279

See accompanying notes to consolidated financial statements

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY

Consolidated Statements of Changes in Stockholders' Equity (Deficit) and
Member’s Capital (Deficit)
For the Period From January 1, 2007 through December 31, 2008

	Preferred	Stock	Common	Stock	Additional Paid – In	Members’ Equity	Accumulated	Total Equity
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Deficit	(Deficit)
Balance at January 1, 2007	-	$-	-	$-	$-	$(229,067)	$-	$(229,067)
Distributions to member	-	-	-	-	-	(254,726)	-	(254,726)
Net loss	-	-	-	-	-	(345,629)	-	(345,629)
Balance at December 31, 2007	-	-	-	-	-	(829,422)	-	(829,422)
Member contributions	-	-	-	-	-	74,031	-	74,031
Issuance of common stock to founders	-	-	7,400,000	740	-	-	-	740
Share redemption from founders	-	-	(6,000,000)	(600)	-	-	-	(600)
Issuance of common stock for acquisition of subsidiary	-	-	6,000,000	600	(755,391)	755,391	-	600
Issuance of common stock for cash	-	-	252,430	25	49,555	-	-	49,580
Issuance of common stock for services	-	-	408,000	41	2,039,959	-	-	2,040,000
Net loss	-	-	-	-	-	-	(2,494,209)	(2,494,209)
Balance at December 31, 2008	-	$-	8,060,430	$806	$1,334,123	$-	$(2,494,209)	$(1,159,280)

See accompanying notes to consolidated financial statements

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Year ended December 31, 2008 and 2007

	2008	2007
Cash Flows from Operating Activities
Net loss	$(2,494,209)	$(345,649)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	472,379	477,085
Stock issued for services	2,040,000	-
Tenant allowances	(42,012)	-
Changes in operating assets and liabilities:
Tenant receivables	1,874	9,797
Prepaid and other assets	6,027	(8,021)
Accounts payable and accrued expenses	94,846	(37,583)
Accounts payable – related party	22,521	9,984
Tenants’ deposits	6,616	-
Deferred rent	(85,317)	10,029
Net cash provided by operating activities	22,725	115,642

Cash Flows from Investing Activities
Restricted cash	(47,686)	114,678
Acquisition of building improvements	(36,804)	(48,084)
Net cash (used in) provided by investing activities	(84,490)	66,594

Cash Flows from Financing Activities
Proceeds from stock issued	49,580	-
Stock subscription receivable	(49,580)	-
Distributions to member	-	(254,726)
Contributions from member	74,031	-
Cash overdraft	(1,965)	1,965
Net cash provided by (used in) financing activities	72,066	(252,761)

Net increase (decrease) in cash	10,401	(70,525)

Cash and cash equivalents, beginning of year	-	70,525
Cash and cash equivalents , end of year	$10,401	$-

Supplemental cash flow information
Income taxes paid	$-	$-
Interest paid	$1,028,106	$1,025,297

See accompanying notes to consolidated financial statements

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 1 - Organization and Description of Business

Klein Retail Centers, Inc. (“KRC”) was incorporated on March 28, 2008 and was formed for the purpose of acquiring and operating commercial retail properties on a nationwide basis. On December 31, 2008 KRC acquired the entire membership interests in CPP Holdings II, LLC, a Delaware limited liability company, in exchange for 6,000,000 shares of common stock. CPP Holdings II, LLC was the sole member of Coldwater Portfolio Partners II, LLC, title owner of the properties.

Coldwater Portfolio Partners II, LLC (“CPP II”) began operations on May 6, 2006 and was formed for the purpose of acquiring and operating commercial retail properties on a nationwide basis.  In May, 2006 CPP II acquired nine commercial retail properties from a related party.

The acquisition of CPP II is considered a transaction between entities under common control as defined by Statement of Financial Accounting Standards No. 141, Business Combinations.  Based on such, the financial statements of Klein Retail Centers, Inc. and Subsidiary (the “Company”) have been prepared as though the acquisition occurred at the beginning of the period.  Therefore, although the acquisition occurred on December 31, 2008, the financial statement presentation is as if the acquisition had occurred on January 1, 2007.

As of December 31, 2008 and 2007 the Company owned the following commercial retail properties:

Property	Location	Date opened
Mitchell Center	Mitchell, South Dakota	June, 2002
Joplin Center	Joplin, Missouri	January, 2001
Jackson Center	Jackson, Missouri	December, 2001
West Baraboo Center	West Baraboo, Wisconsin	January, 2002
Calvary Lane	Angola, Indiana	September, 2002
Springdale Center	Springdale, Arkansas	December, 2000
Lima Center	Lima, Ohio	June, 2003
Ocean Springs Center	Ocean Springs, Mississippi	January, 2001
Fort Smith Center	Fort Smith, Arkansas	January, 2002

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Coldwater Portfolio Partners II, LLC. All intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains cash balances at one bank and deposits at times may exceed federally insured limits.  Management believes that the financial institution that holds the Company's cash is financially sound and, accordingly, minimal credit risk exists.

Restricted Cash

Restricted cash includes cash reserved as required by the mortgage loan agreement for real estate taxes, insurance, and capital expenditures.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

Investments in Real Estate

Investments in real estate are carried at historical cost, less accumulated depreciation and amortization.  Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows:

Buildings	35 years
Building improvements	7 to 15 years
Tenant improvements	Shorter of the related lease terms or useful lives

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset.  Repairs and maintenance are charged to expense as incurred.

Costs related to the acquisition, development, construction, and improvement of properties are capitalized.  Interest, real estate taxes, insurance, and other development related costs incurred during the construction periods are capitalized and depreciated on the same basis as the related assets.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including certain amortizable identifiable intangibles, for impairment whenever events or changes in circumstances indicate that we will not be able to recover the asset's carrying amount in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

For long-lived assets held and used, including acquired intangibles, the Company initiates the review whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. Recoverability of an asset is measured by comparing its carrying amount to the expected undiscounted cash flows expected to result from the use and eventual disposition of that asset, excluding future interest costs that would be recognized as an expense when incurred. Any impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. Significant management judgment is required in:

• identifying a triggering event that arises from a change in circumstances;
• forecasting future operating results; and
•estimating the proceeds from the disposition of long-lived or intangible assets.

No impairment loss was recorded in 2008 or 2007.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

Deferred Loan Fees

Loan fees totaling $515,269 incurred in connection with obtaining the mortgage loan (see Note 4) have been deferred and are amortized over the five-year term of the mortgage loan on a straight-line basis, which approximates the effective interest method.  Amortization expense was $103,054 and $103,054 for the years ended December 31, 2008, and 2007, respectively, and is included in depreciation and amortization expense in the accompanying statements of operations.

Revenue Recognition

Base rental revenue from rental retail property is recognized on a straight-line basis over the terms of the related leases, which leads to deferred rent balances.  The leases are accounted for as operating leases.  Reimbursements from tenants for real estate taxes, common area maintenance, and other recoverable costs are recognized as revenue, based on the terms of the tenants’ leases, in the period the applicable costs are incurred.

The Company provides an allowance for doubtful accounts receivable against the portion of tenant receivables that is estimated to be uncollectible. At December 31, 2008 and 2007, there was no allowance for doubtful accounts.

Loss Per Share

Loss per share is calculated based on the weighted-average number of common shares outstanding during the period.

Income Taxes

KRC is a C corporation for federal and state income tax purposes.  Losses incurred by KRC provide for a net operating loss carryforward.  However, due to the unpredictability of the Company’s future net income, the asset’s balance has been fully reserved for.

CPP II was a limited liability company, and as such, from an income tax perspective the entity is treated as a partnership for federal and state income tax purposes. Accordingly, no provision for income taxes has been included in these financial statements since taxable income or loss passes through to CPP II’s member.  Income or loss is allocated to the member based on the membership agreement and is included in their income tax return.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

Fair Value of Financial Instruments

The carrying value of the Company's cash and cash equivalents, restricted cash, and accounts payables and accrued liabilities, approximate fair value due to the short-term nature of the instruments. The carrying value of mortgage loan payable approximates fair value based on the effective interest rate compared to current market rates.

Concentrations

For the years ended December 31, 2008, and 2007, two tenants accounted for approximately 38% and 36%, respectively, of rental revenue and tenant reimbursements.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (SFAS 159).  SFAS 159, which becomes effective for the Company on January 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings.  Such accounting is optional and is generally to be applied instrument by instrument.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

In December 2007, the FASB issued FASB Statement No. 141 (R), “Business Combinations” (FAS 141(R)), which establishes accounting principles and disclosure requirements for all transactions in which a company obtains control over another business.  Statement 141 (R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  Earlier adoption is prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”.  SFAS No. 160 establishes accounting and reporting standards that require that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity; the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; and changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently.  SFAS No. 160 also requires that any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value when a subsidiary is deconsolidated.  SFAS No. 160 also sets forth the disclosure requirements to identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Earlier adoption is prohibited.  SFAS No. 160 must be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements.  The presentation and disclosure requirements are applied retrospectively for all periods presented.

The Company does not believe that the adoption of the above recent pronouncements will have a material effect on the Company’s results of operations, financial position, or cash flows.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 3 – Investments in Real Estate

Investments in real estate consist of the following at December 31:

	2008	2007

Buildings and improvements	$10,558,562	$10,558,562
Land and improvements	4,338,609	4,338,609
Tenant improvements	122,186	43,367
Other	13,196	13,196
	15,032,553	14,953,734

Less accumulated depreciation	(958,992)	(589,667)
	$14,073,561	$14,364,067

Depreciation expense for the years ended December 31, 2008 and 2007 was $369,325 and $374,031, respectively.

These assets are included within the collateralized assets for the mortgage loan payable (see Note 4).

NOTE 4 - Mortgage Loan Payable

Mortgage loan payable consists of a note payable for $15,510,000, secured by all the assets of the Company.  The note bears interest at 6.52% per annum, payable monthly, and matures May 6, 2011.  The loan contains certain covenants and requires certain reserves to be funded on a monthly basis to cover real estate taxes, insurance, and replacement costs.  As of December 31, 2008 and 2007, the Company was in compliance with all the requirements of the loan agreements.

There are no principal payments due for the mortgage loan payable for the years ended December 31, 2009, 2010, and the entire principal balance is due on May 6, 2011.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 5 – Stockholders’ Equity and Member’s Equity

On July 1, 2008, KRC issued 7,400,000 shares of common stock to the founders of the Company.

Between July 22 and December 18, 2008 the Company sold 252,430 shares of common stock for $49,580 in cash.  As of December 31, 2008, the outstanding balance of cash due from the sale of the shares was $49,580.  The entire balance was collected subsequent to year end.  (See Note 9)

In December 2008, the Company issued 408,000 shares of common stock in exchange for services rendered to the Company.  The value of these shares was $2,040,000.

On December 31, 2008, the Company redeemed 6,000,000 shares from the founder, and reissued 3,000,000 shares each to Klein Portfolio Investors, LLC and Klein Portfolio Investors II, LLC in exchange for their respective membership interests in CPP II.

CPP II maintains a capital account for the member. The member is not liable for any debts, liabilities, contracts, or obligations of CPP II.  All profits and losses, net cash flow from operations, and capital proceeds, if any, are to be distributed according to the priorities specified in the CPP II’s limited liability agreement.

In 2008 and 2007, there were contributions of $74,031 and $0, respectively, by the member to CPP II.  Distributions from CPP II for 2008 and 2007 were $0 and $254,726, respectively.  At December 31, 2008 and 2007, there were no accrued distributions.

NOTE 6 - Related Party Transactions

Pursuant to a management and leasing agreement, Midwestern Management, LLC (MML) performs property management and leasing services for the Company.  MML is solely owned by the two largest shareholders of the Company, one of whom is the president of the Company.  MML is entitled to property management fees calculated at 5% of gross rent paid on a monthly basis.  MML also earns leasing commissions for certain new tenants.  In addition, MML is reimbursed for direct out-of-pocket expenses.  For the years ended December 31, 2008, and 2007, property management fees to MML of $61,766 and $69,568, respectively, were recorded in operating expenses. On December 16, 2008, KRC issued 198,000 shares of common stock valued at $990,000 to employees of Midwestern Management, LLC. These issuances were recorded as additional management fee expense.  See Note 5.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

The management and leasing agreement expires on December 31, 2009, and is automatically renewed for successive periods of one year, unless MML elects not to renew the agreement.

NOTE 7 - Future Rentals Under Operating Leases

The Company has various lease agreements with tenants as of December 31, 2008.  The future minimum base rentals under non-cancelable operating leases as of December 31, 2008 are as follows:

Year ending December 31,
2009	$1,265,400
2010	1,215,475
2011	877,233
2012	598,847
2013	180,990
Thereafter	7,673
Total future minimum base rentals	$4,145,618

The leases generally require reimbursement of the tenants’ proportionate share of common area, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 8 - Income Taxes

There is no provision for income taxes because the Company has incurred net operating losses. There are no deferred tax assets from temporary differences, other than net operating losses, because the acquisition occurred on December 31, 2008. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Therefore, the net deferred tax assets have been fully offset by a valuation allowance. For 2008 and 2007, the valuation allowance increased by $796,000. Significant components of the Company’s deferred tax assets are as follows:

	2008	2007

Net operating loss carryforwards	$796,000	$-
Valuation allowance	(796,000)	-
Net deferred tax asset	$-	$-

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

At December 31, 2008 the Company’s federal net operating loss carryforward was $796,000 which will expire in 2023. The availability of the federal net operating loss carryforward may be subject to limitations based on ownership changes as defined in the United States Internal Revenue Code, which could prevent the Company from realizing some or all of its net operating loss carryforward.

NOTE 9 - Subsequent Events

The Company is in the process of preparing a Form S-1 Registration Statement to be filed with the Securities and Exchange Commission.  The Registration Statement will allow for the shares of the Company’s stock to be sold, without restriction, to the investing community.  The Registration Statement was not completed prior to the issuance of these financial statements.

Between January 1, 2009 and February 27, 2009, the Company collected the full amount of the stock subscriptions receivable of $49,580.

Alternate Page

[Replaces cover page of Prospectus.]

The information contained in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

KLEIN RETAIL CENTERS, INC.

910,430 shares of common stock offered by the holders thereof

This prospectus relates to 910,430 shares of common stock (the "Shares") of Klein Retail Centers, Inc, a Delaware corporation (the “Company”), $.0001 par value per share, to be sold by the holders of such stock (the "selling shareholders").  The selling shareholders may offer their shares for sale in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, in privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale or at negotiated prices.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with such sales.

Prior to this offering, there has been no public market for the Company’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.

No underwriting arrangements have been entered into by any of the selling shareholders. The selling shareholders and any intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

The Company will not receive any of the proceeds from the sale of the Shares.  All costs incurred in the registration of the Shares are being borne by the Company.

The shares offered by the Company and the shares offered by the selling shareholders will each become tradeable on the effective date of the registration statement of which this prospectus is a part.  Sales by selling shareholders, or even the potential of such sales, may have an adverse effect on the market prices of the shares offered by the Company.  The selling shareholders will receive the proceeds from the sale of their shares and the Company will not receive any of the proceeds from such sales.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk.  See “Risk Factors” contained in this prospectus beginning on page 4.

Klein Retail Centers, Inc.
89 West Chicago Street
Coldwater, Michigan 49036
     517/278-3050

 Prospectus dated __________________, 2009

 Alternate Page

[Replaces "Table of Contents” in the Prospectus.]
TABLE OF CONTENTS

Prospectus Summary
Risk Factors
The Company has no independent operating history and as such an investor cannot assess the Company’s profitability or performance but must rely on the history of its president.
A major setback to the Walmart Corporation and its operations of current stores and development of future stores would impact the future success of the Company.
Changes in lending patterns may impact the Company's ability to obtain purchase or construction loans.
There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.
The concurrent sales of shares by the Company may make sales of the Company's Shares more difficult.
The Company depends on its president to manage its business effectively.
The Company’s founder beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.
The Company does not intend to pay dividends to its stockholders so investors will not receive any return on investment in the Company prior to selling their interest in it.
The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.
Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified directors.
If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.
The Company's results of operations and financial condition are greatly affected by the performance of the discount retail store market.

The potential of higher gasoline prices may directly affect the number of customers driving to a Walmart Supercenter  and may reduce the number of customers at the Company's adjoining leased retail stores.

Worsening economic conditions may increase number of customers at discount stores.

Forward-Looking Statement
Determination of Offering Price
Use of Proceeds
Dividend Policy
Dilution
Concurrent Sales
Plan of Distribution
The Company
Plan of Operations
Management's Discussion and Analysis of Financial Condition and Results of Operations
Management
Executive Compensation
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Selling Shareholders
Shares Eligible for Future Sales
Description of Securities
Interest of Named Experts and Counsel
Experts
Disclosure of Commission Position of Indemnification for Securities Act Liabilities
Financial Statements

Part II
Exhibits
Signatures

Alternate Page

[Add to "RISK FACTOR:]

The concurrent sales of shares by the Company may make sales of the Company's Shares more difficult.

Concurrently with the filing of this registration statement, the Company has filed a registration statement which relates to the sale by the Company of up to 3,000,000 Shares of its common stock at a price of $5.00 per share.  The selling shareholders will sell their shares at the same price as the Shares offered by the Company, i.e. $5.00 per share until such time as the Company's shares are quoted on the OTC Bulletin Board after which such selling shareholders may sell their shares at prevailing market or privately negotiated prices.  For whatever reason a purchaser may determine not to purchase shares from the Company but from one or more of the selling shareholders.   In addition, the sale of the shares by the Company will likely make more shares of the Company's common stock available for purchase which may have an adverse impact on the selling shareholders to sell their shares.

Alternate Page

[Replaces "The Offering" in the Prospectus.]

The Offering

Sixty-two shareholders of the Company are offering up to 910,430 shares of common stock held by them ("the Shares").  These Shares are offered at a sales price of $5.00 until such time as the Company's common stock is quoted on the OTC Bulletin Board after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices, in one or more transaction that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with such sales.

Common stock outstanding before the offering	8,060,430 (1)

Common Stock offered by selling shareholders	910,430

Proceeds to the Company	The Company will not receive any proceeds from the sale of the shares by selling shareholders.

(1)
Based on number of shares outstanding as of the date of this prospectus.  After the sale of the shares offered in the Company's concurrent offering, the outstanding number of shares will be 11,060,430 assuming sale of all the shares offered by the Company.

Alternate Page

[Replaces "Plan of Distribution" in the Prospectus.]

PLAN OF DISTRIBUTION

Selling Shareholders

The Shares offered by the selling shareholders will be offered at $5.00 until such time as the Company's stock is quoted on the OTC Bulletin Board.

The selling shareholders may from time to time offer the Shares through underwriters, brokers, dealers, agents or other intermediaries. The distribution of the Shares by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means.  Transactions occurring after the stock is quoted on the OTC Bulletin Board, if at all, will be effected at market prices prevailing at the time of sale. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares.

The Company will not receive any portion or percentage of any of the proceeds from the sale of the selling shareholders'  Shares.  Of the 910,430 Shares included in the registration statement of which this prospectus is a part, none are held by officers, directors or affiliates of the Company.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

Alternate Page

[Replaces "Concurrent Sales by Selling Shareholders” in the Prospectus.]

CONCURRENT SALES

The registration statement of which this prospectus is a part also contains a prospectus for the offer and sale by the Company of up to 3,000,000 shares of its common stock at $5.00 per share.

The selling shareholders will not participate in the Company's offering of its shares.  Sales of the shares by the Company or even the potential of such sales may have an adverse effect on the market price of the Company’s common stock.

Alternate Page
[Additional page to be added in the Prospectus.]

SELLING SHAREHOLDERS

The Company is  registering  for  offer and sale by 62 holders thereof 910,430 shares  of  common  stock  held  by  such shareholders.
The Company will not receive any proceeds from the sale of the Shares.  The selling shareholders have no agreement with any underwriters with respect to the sale of the Shares.  The selling shareholders may from time to time offer their Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Shares for whom they may act as agents.  The selling shareholders and any agents, dealers or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" under the Securities Act and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

All  the Shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth ownership of the shares held by each person who is a selling shareholder.

	Owned Before the Offering		Offered Herein	After the Offering (2)
	Number	Percentage	Number	Shares	Percentage
Name and Address	of Shares	Of Class (1)	of Shares	Owned	Of Class (3)

Frances M. Allemier and/or
Candace M. Jackson
175 N. Michigan Ave, Lot 116
Coldwater, MI 49036	200	*	200	0	0%

Andrew Aseltine
856 N. Union City Rd.
Coldwater, MI 49036	100	*	100	0	0%

Douglas W. Baxter
2093 Timucua Trl
Nokomis, FL 34275	200	*	200	0	0%

Fred Beck
970 W 350 N
Angola, IN 46703	20,000	*	20,000	0	0%

Isabella Grace Beck
970 W 350 N
Angola, IN 46703	20	*	20	0	0%

Joshua Andrew Been
6840 E. Iliff Ave
Denver, CO 80224	10	*	10	0	0%

Christopher Carr and/or
Dawn Carr
1138 Atwood St.
Longmont, CO 80501	20	*	20	0	0%

Kay Carr and/or Shanon Smith
1138 Atwood St.
Longmont, CO 80501	40	*	40	0	0%

Peggy Ann Caver
6163 King Arthur
Swartz Creek, MI 48473	10	*	10	0	0%

Alexandra Dallas
1030 W 350 N
Angola, IN 46703	20	*	20	0	0%

Kristie A. Denbrock
1481 W. Alward Rd.
DeWitt, MI 48820	50	*	50	0	0%

Caden DeLoach
627 Butlers Ln
Coldwater, MI 49036	100	*	100	0	0%

Alex Dobson
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

David Dobson
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

Dustin Dobson
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

Daniel Essa
1651 West Lake
East Lansing, Michigan 48823	3,000	*	3,000	0	0%

James Gordon
373 Western Ave
Coldwater, MI 49036	10,000	*	10,000	0	0%

H & L Services
61985 Pheasant Pointe
Sturgis, MI 49091	5,000	*	5,000	0	0%

Dianne Hanselman
863 N. Union City Rd.
Coldwater, MI 49036	7,500	*	7,500	0	0%

Robert W. Hanselman
863 N. Union City Rd.
Coldwater, MI 49036	50	*	50	0	0%

John R. Hedstrom
176 Marshall St.
Coldwater, MI 49036	100,000	1.2%	100,000	0	0%

Mason Hotlell
1030 W 350 N
Angola, IN 46703	20	*	20	0	0%

Julie Marie James
6840 E. Iliff Ave
Denver, CO 80224	10	*	10	0	0%

John Kiley
26 Emerald
Irvine, CA 92614	200,000	2.5%	200,000	0	0%

Jonathan M. Klein
566 Lake Dr., Apt. C
Coldwater, MI 49036	15,000	*	15,000	0	0%

Patricia Klein
14361 Iyopawa Island
Coldwater, MI 49036	10,000	*	10,000	0	0%

Rachel Rebecca Kriese
24089 Lori Court
Farmington Hills, MI 48336	10	*	10	0	0%

Judith K. Latchaw
260 E. Garfield, Lot 123
Coldwater, MI 49036	5	*	5	0	0%

Michael Leckner
3333 North Wayne Street
Angola, IN 46703	230,000	2.8%	230,000	0	0%

Alice E. Lipford
1263 County Rd PH
Onalaska, WI 54650	200	*	200	0	0%

Philip A. Lundy, Sr.
44453 Albert Dr.
Plymouth, MI 48170	200	*	200	0	0%

Philip Lundy
4306 Falcon PL
Pinckney, MI 48169	200	*	200	0	0%

Rick Mathis
115 Hatch Ave
Coldwater, MI 49036	5,000	*	5,000	0	0%

Linda M. McCall
650 Boone Rd.
Quincy, MI 49082	7,500	*	7,500	0	0%

Madelya McElroy
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

Robert J. Meade
2260 Tiffany Lane
Holt, MI 48842	50	*	50	0	0%

Michael R. Modjeski
932 S. Parkwood
South Lyon, MI 48178	400	*	400	0	0%

Gary G. Mohr
810 Rawson Rd.
Coldwater, MI 49036	200	*	200	0	0%

Susan Monroe
2848 S. Old 27
Angola, IN 46703	5,000	*	5,000	0	0%

Mark Montross
179 Hickory Hills
Marshall, Michigan 49068	10,000	*	10,000	0	0%

Andy Neuland
5651 Viking Dr.
Jackson, MI 49201	15,000	*	15,000	0	0%

Ericka Dobson Pillitiere
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

Baby TBD Popin
c/o Fred Beck
970 W 350 N
Angola, IN 46703	20	*	20	0	0%

Lisa Pringle
20489 Lexington
Redford, MI 48240	20	*	20	0	0%

Courtney N. Ringler
7945 N. Baker Rd.
Fremont, IN 46737	500	*	500	0	0%

Jerry Rutledge
478 Clarendon Road
Quincy, MI 49028	100	*	100	0	0%

Lisa H. Sewick
6840 E. Iliff Ave
Denver, CO 80224	10	*	10	0	0%

Charles L. Sparks III
3181 Dusty Moon Ave
Henderson, NV 89052	500	*	500	0	0%

Jeremy Sparks
12 ½ Monroe St.

Coldwater, MI 49036	7,500	*	7,500	0	0%

Jessica Stukey
749 Quimby Rd.
Coldwater, MI 49036	5,000	*	5,000	0	0%

Menno E. & Mary Jane Stukey
Family Living Trust
590 Sandbar Cove Dr.
Coldwater, MI 49036	400	*	400	0	0%

Donna J. Taylor
485 White Pigeon Rd
Constantine, MI 49042	50	*	50	0	0%

Tim Taylor
485 White Pigeon Rd
Constantine, MI 49042	50	*	50	0	0%

Roland E. Trautman and
Alberta K. Trautman
Revocable Living Trust
Dated May 22, 2004
89 Spirea Point
Four Seasons, MO 65049	1,000	*	1,000	0	0%

Tiber Creek Corporation (4)
1504 R Street, NW
Washington, DC 20009	250,000	3.1%	250,000	0	0%

Amy Warda
6231 Kings Scepter Rd
Grand Blanc, MI 48439	10	*	10	0	0%

Joshua Warda
6231 Kings Scepter Rd
Grand Blanc, MI 48439	10	*	10	0	0%

Zachary Warda
6231 Kings Scepter Rd
Grand Blanc, MI 48439	10	*	10	0	0%

Wade E. West
260 E. Garfield, Lot 123
Coldwater, MI 49036	5	*	5	0	0%

Anthony K. Withey
6163 King Arthur
Swartz Creek, MI 48473	10	*	10	0	0%

David S. Withey
6163 King Arthur
Swartz Creek, MI 48473	10	*	10	0	0%

Jacob John Withey
6163 King Arthur
Swartz Creek, MI 48473	10	*	10	0	0%

(1)	Based on 8,060,430shares of common stock outstanding.
(2)	Assumes sale of all 3,000,000 shares of common stock for an aggregate of 11,060,430 shares outstanding.
(3)	Assumes sale of all shares offered by the named shareholder.
(4)
James M. Cassidy is the president, director and sole shareholder of Tiber Creek Corporation, a selling shareholder.  Mr.  Cassidy is also a partner in the law firm which prepared the registration statement of which this prospectus is a part.

PART II

Item 13.  Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$
Printing	$

Item 14.    Indemnification of Directors and Officers

The Company’s Certificate of Incorporation includes an indemnification provision that provides that a director shall not be liable to the Company or any shareholder for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

Item 15.  Recent Sales of Unregistered Securities

Since inception, the Company has issued 8,060,430 shares of common stock:

On July 1, 2008, the Company issued 7,000,000 shares of common stock to its president Kenneth S. Klein pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.  On February 26, 2009, effective December 31, 2008, 6,000,000 of these shares were redeemed by the Company at a redemption price equal to par.

On July 1, 2008, the Company issued 250,000 shares of common stock to Tiber Creek Corporation pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On February 26, 2009, effective December 31, 2008, the Company issued 3,000,000 shares of common stock to Klein Portfolio Investors, LLC and 3,000,000 shares of common stock to Klein Portfolio Investors II, LCC pursuant to an agreement of December 31, 2008, for its shares in CPP Holdings II, LLC, under an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Between July 22, 2008 and December 31, 2008, the Company issued 660,430 shares of its common stock in a private offering of securities to the persons whose names appear as selling shareholders in Part I of this registration statement and 50,000 shares each to Cynthia R. Klein, Klein Family Investments LLC and The Klein Group LLC, pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering

Item 16.  Exhibits and Financial Statement Schedules.

EXHIBITS

3.1	Certificate of Incorporation

3.2	By-laws

5.0*	Opinion of Counsel on legality of securities being registered

23.1	Consent of Accountants

23.2*	Consent of Attorney (as part of Exhibit 5.0)

* To be furnished

Item 17.  Undertakings

Undertaking Pursuant to Rule 415 Under the Securities Act of 1933

The undersigned registrant hereby undertakes:

(1).	To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2).
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3).	To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4).	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5).	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i	Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Coldwater, State of Michigan, on March 12, 2009.

/s/ Kenneth S. Klein
Kenneth S. Klein
Title: President (principal executive officer)

/s/ Kenneth S. Klein
Title: Treasurer
(Principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kenneth S. Klein	Director	March 12, 2009
Kenneth S. Klein